EXHIBIT 3.5

ADMISSION AMENDMENT

THIRD AMENDMENT

TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP

This Third Amendment (this “Amendment”) to the Partnership Agreement (as defined below) of Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Partnership”), is made and entered as of December 10, 2015 by Retail Opportunity Investments GP, LLC, a Delaware limited liability company, which is the sole general partner of the Partnership (the “General Partner”).

WHEREAS, an Amendment to the Certificate of Limited Partnership of the Partnership was filed in the office of the Secretary of State of the State of Delaware on January 5, 2010;

WHEREAS, the General Partner and the limited partners of the Partnership entered into an Agreement of Limited Partnership of the Partnership, dated as of January 5, 2010, pursuant to which the Partnership was formed;

WHEREAS, the General Partner and the limited partners of the Partnership (the “Limited Partners”) entered into the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 27, 2013, as amended on December 11, 2014, and as further amended on December 4, 2015 (the “Partnership Agreement”);

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to them in the Partnership Agreement;

WHEREAS, pursuant to the terms and provisions of that certain Contribution Agreement (the “Contribution Agreement”), dated December 1, 2015, by and among Retail Opportunity Investments Corp., a Maryland corporation (the “REIT”), the Partnership and Sternco Center (f/k/a N.E. 20th Street Properties), a Washington General Partnership (“Owner”), the Partnership, or its assignee, intends to purchase the real property and improvements commonly known as the Sternco Shopping Center located at or near 14625 NE 20th Street, Bellevue, King County, Washington (the “Property”) from the Owner;

WHEREAS, in accordance with terms of the Contribution Agreement, Owner shall contribute the Property to the Partnership (the “Contribution”) and, in exchange for the Property, the Partnership has agreed to issue to Owner units of limited partnership interest in the Partnership (“OP Units”), some which will have modified redemption and related rights as described in this Amendment; and

WHEREAS, pursuant to Section 4.03(a) and 7.03(c) of the Partnership Agreement, the General Partner has the power, without the consent of the Limited Partners, to cause the Partnership to issue such OP Units to Owner and to amend the Partnership Agreement to reflect such issuance.

NOW, THEREFORE, the General Partner desires to effect this Amendment to the Partnership Agreement as provided herein:

1.

On the date of this Amendment, an aggregate of 2,823,790 additional OP Units are hereby issued to Owner and Exhibit A to the Partnership Agreement is hereby amended and restated as set forth on Schedule A hereto to reflect such issuance. The OP Units being issued to Owner shall carry with them the rights, preferences, and obligations of other OP Units, except that (i) the redemption rights under Section 8.06 of the Partnership Agreement applicable to the 1,946,483 OP Units designated on Schedule A as “SC Redeemable OP Units” shall be modified as specified in paragraph 2 below, and (ii) the redemption rights under Section 8.06 of the Partnership Agreement and the amounts payable upon liquidation of the Partnership as provided in Article XIII of the Partnership Agreement with respect to the 282,379 OP Units designated on Schedule A as “SC Limited Participation OP Units” shall be modified as provided in paragraph 3 below.

In exchange for the Contribution, the Owner shall be deemed to have contributed to the Partnership Property having an aggregate value of $48,851,565.54, or a per OP Unit value of $17.30 (the “Unit Valuation”).

2.	If on or before January 31, 2016, the General Partner receives one or more Notices of Redemption, in the form attached as Exhibit A to this Amendment, pursuant to Section 8.06(a) of the Partnership Agreement relating to OP Units designated on Schedule A as SC Redeemable OP Units (which notice may be delivered prior to January 1, 2016), the General Partner shall, notwithstanding anything to the contrary contained in Section 8.06 of the Partnership Agreement, cause the Partnership to pay cash for such OP Units at a price per redeemed SC Redeemable OP Unit equal to the Unit Valuation no later than five business days from receipt of such notice, but in no event prior to January 4, 2016.
3.

If the General Partner receives one or more Notices of Redemption, in the form attached as Exhibit A to this Amendment, pursuant to Section 8.06(a) of the Partnership Agreement relating to OP Units designated on Schedule A as SC Limited Participation OP Units, the Value of a REIT Share for purposes of determining the Cash Amount payable upon such redemption shall equal the Value as specified in the Partnership Agreement, except that:

(i) if such Value as so calculated is less than 90% of the Unit Valuation, then the Value of a REIT Share for purposes of determining the Cash Amount payable upon such redemption shall be adjusted to equal to 90% of such Unit Valuation; or

(ii) if such Value as so calculated is greater than 115% of the Unit Valuation, then the Value of a REIT Share for purposes of determining the Cash Amount payable upon such redemption shall be adjusted to equal 115% of such Unit Valuation.

Should the Corporation make an election pursuant to Section 8.06(b) of the Partnership Agreement to redeem any OP Units designated on Schedule A as SC Limited Participation OP Units for REIT Shares, the REIT Shares Amount for purposes of such redemption shall equal the REIT Shares Amount as specified in the Partnership Agreement, except that

(i) if the Value of a REIT Share used for purposes of such redemption is less than 90% of the Unit Valuation, then the number of REIT Shares to be issued upon redemption of each such SC Limited Participation OP Unit the Corporation has elected to redeem for REIT Shares shall be equal to the quotient determined by dividing (x) 90% of the Unit Valuation by (y) the Value of a REIT Share; or

(ii) if the Value of a REIT Share used for purposes of such redemption is greater than 115% of the Unit Valuation, then the number of REIT Shares to be issued upon redemption of each such SC Limited Participation OP Unit the Corporation has elected to redeem for REIT Shares shall equal the quotient determined by dividing (x) 115% of the Unit Valuation by (y) the Value of a REIT Share.

In addition, notwithstanding anything to the contrary contained in the Partnership Agreement:

(i) if the amount to be distributed under Article XIII of the Partnership Agreement in respect of each OP Unit designated on Schedule A as an SC Limited Participation OP Unit is less than 90% of the Unit Valuation, then the value of the amount that will be distributed pursuant to Article XIII in respect of each such SC Limited Participation OP Unit shall be adjusted to equal to 90% of the Unit Valuation; or

(ii) if the amount to be distributed under Article XIII of the Partnership Agreement in respect of each OP Unit designated on Schedule A as an SC Limited Participation OP Unit is greater than 115% of the Unit Valuation, then the value of amount that will be distributed pursuant to Article XIII in respect of each such SC Limited Participation OP Unit shall be adjusted to equal to 115% of the Unit Valuation.

The foregoing calculations shall be adjusted in the reasonable discretion of the General Partner to take into account events including but not limited to distributions, splits, subdivisions or other combinations of REIT Shares, in order to prevent dilution or enlargement of the rights of a holder of OP Units issued in connection with the Contribution Agreement.

4.	Notwithstanding anything to the contrary contained in the Partnership Agreement or this Amendment, in no event may OP Units issued pursuant to the Contribution Agreement be redeemed for REIT Shares if the issuance of such REIT Shares would require the prior approval of shareholders of the REIT under the rules and regulations of the NASDAQ Stock Market or otherwise, and provided that in such event such OP Units shall be redeemed for cash in accordance with Section 3 of this Amendment for SC Limited Participation OP Units and in accordance with the Partnership Agreement for all other OP Units.
5.	The General Partner agrees not to unreasonably withhold its consent to, and will not require a legal opinion to be delivered in connection with, a Transfer by a constituent member of Owner identified on Exhibit D to the Contribution Agreement (each a “Sternco Holder” and collectively, the “Sternco Holders”) if such Transfer is made to the immediate family members, the estate or to the legal representatives of such Sternco Holder or to trusts formed for such Sternco Holder’s benefit, provided that such transferee is an "accredited investor" as such term is defined in Rule 501 under Regulation D of the Securities Act of 1933, as amended, and certifies as to such status by executing and timely delivering to the Partnership an Accredited Investor Questionnaire in the form attached as Exhibit M to the Contribution Agreement, and provided further that such Transfer is made in connection with bona fide estate planning purposes, or in connection with a Transfer by such Sternco Holder to its estate.
6.	No Amendment. The provisions Sections 1 through 7 of this Amendment may not be amended without the consent of a majority of the Notice Partners (as such term is defined in the Tax Protection Agreement).

7.	Effective Date of Transfer. The Transfer of the OP Units set forth on Schedule A hereto from Owner to Sternco Holders, and any Transfer by a Sternco Holder of such OP Units in compliance with Section 5 hereof and the Partnership Agreement, as amended, shall be effective as of the effective date of such Transfer.
8.	Partnership Agreement. Except as set forth herein, the Partnership Agreement shall remain in full force and effect.
9.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, this Third Amendment to the Partnership Agreement has been executed as of the date first written above.

GENERAL PARTNER:

Retail Opportunity Investments GP, LLC,

a Delaware limited liability company,

By:	Retail Opportunity Investments Corp.,
a Maryland corporation
its sole member

By: /s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

 [Signature Page to Third Amendment to Partnership Agreement]

 Exhibit A

NOTICE OF REDEMPTION

To:	Retail Opportunity Investments GP, LLC 8905 Towne Centre Drive, Suite 108, San Diego, California 92122

Via Email:	Michael Haines
mhaines@roireit.net

Reference is made to the Third Amendment dated December 10, 2015 (the “Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of Retail Opportunity Investments Partnership, LP, dated as of September 27, 2013 (the “Agreement”), and the Redemption rights referred to therein.

The undersigned Limited Partner or Assignee hereby irrevocably tenders for Redemption the following:

_______ OP Units shown on Exhibit A to the Amendment as “SC Redeemable”

_______ OP Units shown on Exhibit A to the Amendment as “SC Limited Participation”

_______ OP Units

The undersigned Limited Partner or Assignee:

(a) undertakes to surrender such OP Units and any certificate therefor at the closing of the Redemption;

(b) directs that the certified check representing the Cash Amount Cash Amount or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c) represents, warrants, certifies and agrees that:

(i) the undersigned Limited Partner or Assignee is a Qualified Transferee,

(ii) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such OP Units, free and clear of the rights or interests of any other person or entity,

(iii) the undersigned Limited Partner or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such OP Units as provided herein, and

(iv) the undersigned Limited Partner or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d) acknowledges that he will continue to own such OP Units until and unless, as applicable, either (1) such OP Units are acquired by the General Partner pursuant to Section 8.06(b) of the Agreement or (2) such redemption transaction closes.

 All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated: _____________________________

Name of Limited Partner or Assignee:

_____________________________________

_____________________________________
(Signature of Limited Partner or Assignee)

_____________________________________
(Street Address)

_____________________________________
_____________________________________
_____________________________________
(City)            (State)             (Zip Code)

Issue Wire/REIT Shares to:	_____________________________________
Wire Instructions:	_____________________________________ _____________________________________ _____________________________________ _____________________________________
Name:	_____________________________________
Please insert social security or identifying number:	_____________________________________

STATE OF ____________ )

)

COUNTY OF ____________________ )

On _____________________, 2___, before me, ______________________________, Notary Public, personally appeared ____________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ___________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature ______________________________

(SEAL)

SCHEDULE A

PARTNERS AND PARTNERSHIP UNITS

As of December 10, 2015

Name of Partner	Partnership Units (Amount)	Type	Address
General Partner:
Retail Opportunity Investments GP, LLC	1,069,392	OP Units	8905 Towne Centre Drive, Suite 108, San Diego, California 92122 Attention: Chief Financial Officer Facsimile No.: (858) 408-3810
Limited Partners:
Retail Opportunity Investments Corp.	98,067,242	OP Units	8905 Towne Centre Drive, Suite 108, San Diego, California 92122 Attention: Chief Financial Officer Facsimile No.: (858) 408-3810
Abby Sher	23,986	OP Units	15935 Alcima Ave. Pacific Palisades, CA 90272
Ari Blum	14,290	OP Units	68 Madrone Avenue Larkspur, CA 94939
Blum Family Trust	48,010	OP Units	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111
Blum Irrev. Trust, The Joseph	4,602	OP Units	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111
Circe Sher	14,919	OP Units	681 So. Fitch Mountain Road Healdsburg, CA 95448
Clahan Revocable Trust	46,840	OP Units	c/o Eugene Clahan 16 Meadow Avenue Kentfield, CA 94904
Justin Sher	14,371	OP Units	268 Bush Street, #3133 San Francisco, CA 94104

Name of Partner	Partnership Units (Amount)	Type	Address
Lacey Sher	11,850	OP Units	10500 NE 8th St, Suite 850 Bellevue, WA 98004
Morgan Blum	14,290	OP Units	3678 23rd Street San Francisco, CA 94110
Nigel Sher	10,889	OP Units	10500 NE 8th St, Suite 850 Bellevue, WA 98004
Rachel Sher	8,295	OP Units	10500 NE 8th St, Suite 850 Bellevue, WA 98004
Rawson, Blum & Co.	732	OP Units	c/o Rawson, Blum & Co. 505 Sansome Street, Suite 450 San Francisco, CA 94111
Rawson, Living Trust	79,562	OP Units	c/o David Rawson 2744 Green Street San Francisco, CA 94123
Rebecca Wellington	10,889	OP Units	2729 51st Avenue SW Seattle, WA 98116
SARM Enterprises	566,499	OP Units	10500 NE 8th St, Suite 850 Bellevue, WA 98004
Sher GP, Inc.	4,196	OP Units	c/o Ronald Sher 10500 NE 8th St., Suite 850 Bellevue, WA 98004
Sher, Merritt & Pamela Living Trust	128,632	OP Units	c/o Sher Partners 10500 NE 8th St., Suite 850 Bellevue, WA 98004
Sher, Ronald	143,160	OP Units	10500 NE 8th St., Suite 850 Bellevue, WA 98004
TCA Holdings LLC	1,581,813	OP Units	10500 NE 8th St., Suite 850 Bellevue, WA 98004
Terranomics	2,209	OP Units	c/o Sher Partners 10500 NE 8th St., Suite 850 Bellevue, WA 98004
Thomas Bomar	24,236	OP Units	71 Reed Ranch Road Tiburon, CA 94920
W&P Stewart Trust dated 9/13/11	2,813	OP Units	27482 Willowbank Road Davis, CA 95618
WS Harrison, LLC	989,272	OP Units	33855 Van Duyn Road Eugene, Oregon 97408

Name of Partner	Partnership Units (Amount)	Type	Address
Donald F. Gaube	377,788	OP Units	287 Cross Road Alamo, CA 94507
Frank K. Boscow and Sue C. Boscow Revocable Trust U/A dated December 12, 1996	113,657	OP Units	287 Cross Road Alamo, CA 94507
2015 JSG Separate Property Trust dated as of November 24, 2015	20,254	OP Units	287 Cross Road Alamo, CA 94507
Thomas Boscow	20,254	OP Units	3411 Gold Nugget Way Placerville, CA 95667
LaFrance Family Trust dated January 6, 1993	150,503	OP Units	500 Fairview Blvd. Incline Village, NV 89451
Deborah DeDomenico	32,210	OP Units	13424 Chalk Hill Road Healdsburg, CA 95448
Dennis T. DeDomenico	32,210	OP Units	650 Alvarado Road Berkeley, CA 94705
Claudia DeDomenico	32,210	OP Units	82 Beach St. Belvedere, CA 94920
Lois M. DeDomenico QTIP Trust dated April 28, 1988	32,210	OP Units	2 Requa Place Piedmont, CA 94611
Donna Holpainen	32,210	OP Units	4727 W. Roberts Way Seattle, WA 98199
CDD&D Management, LLC	1,627	OP Units	650 Alvarado Road Berkeley, CA 94705
Cesped 1992 Family Trust dated February 26, 1992	65,065	OP Units	970 Wedge Court Incline Village, NV 89451
David E. Cesped	16,271	OP Units	13148 Freemanville Rd Milton, GA 30004
Vidano 2005 Family Trust	16,271	OP Units	784 Cordilleras Ave San Carlos, CA 94070
Holpainen Holdings, LLC	32,533	OP Units	4727 W. Roberts Way Seattle, WA 98199
Sean Rhatigan & Ellen Rhatigan	16,267	OP Units	1347 Court St. Alameda, CA 94501
Engstrom Family Trust dated May 21, 2004	32,556	OP Units	837 Jefferson Blvd. West Sacramento, CA 95691
Jim and Marsha Engstrom Family Revocable Trust Established May 1,2006	40,685	OP Units	837 Jefferson Blvd. West Sacramento, CA 95691

Name of Partner	Partnership Units (Amount)	Type	Address
Eric A. Engstrom and Sheila Engstrom	40,685	OP Units	837 Jefferson Blvd. West Sacramento, CA 95691
Matthew K. Engstrom and Jennifer Engstrom	8,141	OP Units	837 Jefferson Blvd. West Sacramento, CA 95691
Richard A. Bruzzone	118,787	OP Units	892 Broadmoor Court Lafayette, CA 94549
ACSW, LLC	705,947 (SC Redeemable)	OP Units	4437 Lake Washington Blvd. NE # 101 Kirkland, WA 98033
Ellen Burt LLC	705,947 (SC Redeemable)	OP Units	3864 W. Mercer Way, Mercer Island, WA 98040
Jay Sternoff	70,595 (SC Redeemable) 94,126 (SC Limited Participation) 305,911	OP Units	22440 NE Union Hill Road Redmond, WA 98053
Nancy Sternoff	282,379 (SC Redeemable) 188,253 (SC Limited Participation)	OP Units	1 Grand Army Plaza #11a Brooklyn, NY 11238
Richard Sternoff	181,615 (SC Redeemable) 289,017	OP Units	5320 Lansdowne Lane Mercer Island, WA 98040
TOTALS	106,939,173	OP Units